Exhibit 10.9

                              EMPLOYMENT AGREEMENT
                              --------------------


      This Employment Agreement (hereinafter "AGREEMENT") is made by and between
W. Peter Ragan, Jr. c/o Ragan & Ragan, P.C., 3100 Route 138 West, Wall, NJ 07719 (hereinafter "EMPLOYEE"), and Velocity Investments, L.L.C.. on behalf of itself, its subsidiaries, affiliates, predecessors, successors, assigns; and their directors, officers, employees and agents (hereinafter collectively referred to as "VELOCITY"), with its principal place of business c/o Ragan & Ragan, P.C., 3100 Route 138 West, Wall, NJ 07719.

      This AGREEMENT replaces any and all prior employment agreements or oral understandings between VELOCITY and EMPLOYEE and any prior employment agreements are void.

      WHEREAS, VELOCITY wishes to employ EMPLOYEE in its business and EMPLOYEE wishes to work for VELOCITY; and

      WHEREAS, EMPLOYEE possesses the requisite skills to assume the position of President and in consideration of the rights and benefits described herein wishes to assume the position of President.

      NOW THEREFORE, for and in consideration of the mutual and respective covenants and agreements contained herein, VELOCITY and EMPLOYEE agree as follows:

                                    ARTICLE 1

                                   EMPLOYMENT
                                   ----------

      1.1 VELOCITY shall employ EMPLOYEE in the position of President for a period of two (2) years commencing on January 1, 2004 and continuing until terminated as provided in Article 4 of this AGREEMENT.


                                    ARTICLE 2

                                     DUTIES
                                     ------

      2.1 During the terms of this AGREEMENT, EMPLOYEE shall competently, diligently, and loyally devote EMPLOYEE'S requisite time, attention, and energy to the business affairs of VELOCITY and to the proper performance of EMPLOYEE'S duties as President, EMPLOYEE shall exercise EMPLOYEE'S responsibilities from VELOCITY'S place of business in Wall, New Jersey or such other location as is mutually agreed upon.

      2.2 Pursuant to the procedures and directives established from time to time by VELOCITY, EMPLOYEE agrees to keep VELOCITY informed as to any and all matters which concern the business of VELOCITY and as to EMPLOYEE'S activities as President. Further, EMPLOYEE agrees and understands that at all times EMPLOYEE is subject to the supervision and control of VELOCITY'S Board of Directors.

      2.3 During the term of employment, EMPLOYEE may hold an interest, directly or indirectly, as partner, officer, director, stockholder, consultant, employee, or in any other capacity, in any business which is not directly and/or indirectly competitive with the business of VELOCITY and its affiliated companies. In recognition of such other interests, it is agreed that EMPLOYEE shall not be required to devote more than 50% of his business time to the affairs of VELOCITY in the performance of his duties hereunder.

      2.4 If EMPLOYEE has a question at any time as to whether any activity in which EMPLOYEE is involved or about to be involved is directly or indirectly competitive with the business of VELOCITY and its affiliated companies, EMPLOYEE shall immediately raise the issue with the Board of VELOCITY and shall be conclusively bound by its determination as to whether the activity is directly or indirectly competitive with the business of VELOCITY and its affiliated companies, provided that such determination shall not be arbitrary or unreasonable.

                                    ARTICLE 3

                                  COMPENSATION
                                  ------------

      3.1 Salary. During the term of EMPLOYEE'S employment, VELOCITY shall pay, and EMPLOYEE shall accept, a gross annual salary of $50,000.00, payable weekly at $961.54 per week, less mandatory and authorized deductions. The Board shall review EMPLOYEE'S performance annually to determine in its sole discretion whether it should be increased.

      3.2 Bonus. EMPLOYEE shall be reimbursed by VELOCITY for business related expenses reasonably incurred in connection with the execution of EMPLOYEE'S duties. Itemized expenses shall be submitted in accordance with the VELOCITY'S procedures.

      3.3 Employee Benefits. EMPLOYEE shall be entitled to participate in and shall receive benefits under VELOCITY'S employee benefit plans under the terms and conditions applicable to employees of EMPLOYEE'S level within VELOCITY. These benefits presently do not yet exist. VELOCITY reserves the right to change any and all benefit plans from time to time in its sole discretion.

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

      3.4 Pension Benefits. EMPLOYEE shall be included in such employee pension programs as VELOCITY maintains for other employees of a comparable level in accordance with the terms and conditions of such pension programs applicable to participating employees. VELOCITY reserves the right to modify, change or eliminate such pension plans at any time in its sole discretion. No pension plan exists at this time.

                                    ARTICLE 4

                                   TERMINATION
                                   -----------

      VELOCITY shall have the right to terminate this AGREEMENT under any of the circumstances set forth below. If this AGREEMENT is terminated for any of the reasons in paragraphs 4.1, 4.2 or 4.3, then EMPLOYEE will not be entitled to any further compensation, except unpaid salary and/or unpaid business expenses. If, however, this AGREEMENT is terminated for the reason set forth in paragraph 4.4, then EMPLOYEE shall be paid as provided in paragraph 4.4.

      4.1 For Cause. VELOCITY may terminate EMPLOYEE'S employment for such cause immediately and without advance notice or financial responsibility, i.e. entitlement to severance payments. By way of illustration only, a termination for such cause includes, but is not limited to the following: any act of dishonesty, insubordination (direct and willful refusal to perform job related duties or direct challenges to the authority of a superior), alcoholism or drug addiction which prevents EMPLOYEE from successfully performing the job related functions of EMPLOYEE'S position, breach of any terms of this AGREEMENT, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or the willful or reckless violation of any law, rule or regulation other than traffic violation or similar offenses.

      4.2 Death. EMPLOYEE'S employment shall terminate immediately in the event of the death of EMPLOYEE.

      4.3 Inability to Perform. VELOCITY may terminate EMPLOYEE'S employment if EMPLOYEE has been unable to perform EMPLOYEE'S duties pursuant to this AGREEMENT, for whatever reason, for a continuous period of six (6) months or any six (6) month period within a continuous twelve (12) month period, and has not returned to work full time within ten (10) days of notice thereafter by VELOCITY requesting such return.

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

      4.4   Without Cause

            a. Either VELOCITY or EMPLOYEE may terminate this AGREEMENT at any time without cause.

            b. If VELOCITY decides to terminate this AGREEMENT without cause, then it shall pay to EMPLOYEE severance in the amount of two (2) years of salary. The severance shall be paid as a lump sum.

            c. If VELOCITY alters the duties of the EMPLOYEE in such a way that his responsibilities or authorities are reduced; if EMPLOYEE is required to suffer a substantial change in his physical surroundings or reporting relationships; or if VELOCITY decides to relocate, then the EMPLOYEE shall have the right to consider such action to be a constructive termination, then the EMPLOYEE shall have the right to consider such action a constructive termination without cause under Section 4.4. If EMPLOYEE declares such action to be a constructive termination, then the EMPLOYEE will receive the severance set forth in 4.4(b). If the EMPLOYEE accepts the relocation, then VELOCITY will pay EMPLOYEE'S relocation expenses in accordance with VELOCITY policies.

            d. Change of Control. In the event that there is a change in ownership of more than 25% of the shares of stock outstanding of VELOCITY, then EMPLOYEE, at his option, within 180 days of such change of control, may choose to terminate his employment pursuant to this paragraph and receive the two years of severance pay provided for in Section 4.4(b) above.

                                    ARTICLE 5

                 REPRESENTATIONS AND WARRANTIES OF THE EMPLOYEE
                 ----------------------------------------------

      EMPLOYEE represents and warrants to VELOCITY as follows:

      5.1 Service by EMPLOYEE as an employee of VELOCITY as contemplated by this AGREEMENT will not result in the breach by EMPLOYEE or constitute a default by EMPLOYEE under any written or oral agreement (including agreements with former employers), instrument, decree, judgment or order to which EMPLOYEE is bound. EMPLOYEE is not bound by any secrecy, non-disclosure or non-competition

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

agreement that would in any manner interfere with EMPLOYEE'S carrying out this AGREEMENT.

      5.2 To the best knowledge of EMPLOYEE, there are no actions, suits or proceedings pending or threatened against EMPLOYEE that will adversely affect the transactions contemplated by this AGREEMENT.

      5.3 To the best knowledge of EMPLOYEE, there are no restrictions or facts, which prevent EMPLOYEE from accepting and fulfilling EMPLOYEE'S duties as contemplated by this AGREEMENT.

                                    ARTICLE 6

                        ENTIRE AGREEMENT AND MODIFICATION
                        ---------------------------------

      This AGREEMENT supersedes and cancels any previous employment agreements or oral understandings relating to EMPLOYEE, represents the entire understanding between the parties with reference to the subject matter hereof, may not be modified or terminated, and no requirement or breach of this AGREEMENT may be waived other than by a document in writing signed by EMPLOYEE and an authorized representative of VELOCITY.

                                    ARTICLE 7

                        CONTROLLING LAW AND JURISDICTION
                        --------------------------------

      VELOCITY is located in New Jersey and EMPLOYEE'S relation with VELOCITY is based in New Jersey. This AGREEMENT was made in New Jersey. For purposes of analysis and interpretation of this Agreement, New Jersey law shall apply and control. EMPLOYEE and VELOCITY consent to the jurisdiction of the Superior Court of New Jersey for purposes of litigating any disputes under this AGREEMENT.

                                    ARTICLE 8

                                  SEVERABILITY
                                  ------------

      If any provision of this AGREEMENT shall be found to be contrary to law or otherwise unenforceable by any court, only that provision shall be invalid, and all other provisions of this AGREEMENT shall remain valid and enforceable. If

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

any court finds a provision of this Agreement to be overly broad, that court may modify that provision to the extent necessary to make it valid and enforceable.

                                    ARTICLE 9

                                 BINDING EFFECT
                                 --------------

      This AGREEMENT is binding on and inures to the benefit of VELOCITY and EMPLOYEE and their respective successors, assigns, heirs, legal representatives, executives and administrators.

      IN WITNESS WHEREOF, the parties have executed this AGREEMENT as of the date first above written.

VELOCITY, INC.                                  EMPLOYEE;


/s/ JOHN C. KLEINERT                            /s/ W. PETER RAGAN, JR.
--------------------------------                --------------------------------
JOHN C. K LEINERT                               W. PETER RAGAN, JR.

Dated: January 1, 2004                          Dated:  January 1, 2004

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